                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-125902


SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED DECEMBER 23, 2005
(TO PROSPECTUS DATED OCTOBER 25, 2005)

                                 $1,050,079,829
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2005-77T1
                                     ISSUER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-77T1

        This Supplement revises the Prospectus Supplement dated December 23, 2005 to the Prospectus dated October 25, 2005 with respect to the above captioned series of certificates as follows:









                       [text continues on following page]






BEAR, STEARNS & CO. INC.                                         LEHMAN BROTHERS


                 The date of this Supplement is January 6, 2006.

1. Notwithstanding the information contained in the table titled "Sensitivity of the Class 1-X and 2-X Certificates to Prepayments" on page S-68 of the Prospectus Supplement, the pre-tax yields on the Class 2-X Certificates are hereby replaced with the following:

                                       PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                      -----------------------------------------
          CLASS                        0%       50%     100%     150%     200%
          --------                    ----     ----     ----     ----     ----
          Class 2-X................   33.3%    23.9%    14.0%     3.6%    (7.4)%

2. Notwithstanding the information contained in the table titled "Sensitivity of the Principal Only Certificates to Prepayments" on page S-68 of the Prospectus Supplement, the pre-tax yields on the Class 2-PO Certificates are hereby replaced with the following:

                                PERCENTAGE OF THE RELATED PREPAYMENT ASSUMPTION
                                -----------------------------------------------
          CLASS                  0%         50%       100%       150%      200%
          --------              ----       ----       ----       ----      ----
          Class 2-PO.........    2.0%       5.0%       8.9%      13.0%     17.4%





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